EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Arthur Q. Johnson, President and Chief Financial Officer of Mundoval Funds (the “Registrant”), certifies to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2025 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

	President (Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer)
	Mundoval Funds	Mundoval Funds

	/s/Arthur Q. Johnson	/s/Arthur Q. Johnson
	Arthur Q. Johnson	Arthur Q. Johnson

	Date: August 28, 2025	Date: August 28, 2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Mundoval Funds and will be retained by Mundoval Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.